EXHIBIT 10.1
EXECUTION VERSION

FIFTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
among
FIRST SOLAR, INC.,
The Borrowing Subsidiaries Parties Hereto,
The Several Lenders from Time to Time Parties Hereto,

CITICORP NORTH AMERICA, INC.,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agents,

BANK OF AMERICA, N.A.,
HSBC BANK USA, NATIONAL ASSOCIATION,
and
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as Syndication Agents,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Dated as of October 15, 2010
(as amended on May 6, 2011,
as further amended on June 30, 2011,
as further amended on October 23, 2012,
as further amended on July 15, 2013
and as further amended on June 3, 2015)

J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HSBC BANK USA, NATIONAL ASSOCIATION and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK as Joint-Lead Arrangers and Bookrunners

FIFTH AMENDMENT
This Fifth Amendment, dated as of June 3, 2015 (this “Fifth Amendment”), to the Amended and Restated Credit Agreement, dated as of October 15, 2010 (as amended by the First Amendment dated as of May 6, 2011, the Second Amendment dated as of June 30, 2011, the Third Amendment dated as of October 23, 2012 and the Fourth Amendment dated as of July 15, 2013, the “Existing Credit Agreement”), is among First Solar, Inc. a Delaware corporation (the “Company”), the financial institutions and other persons party hereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as the administrative agent (in its capacity as the administrative agent, the “Administrative Agent”).
WITNESSETH:
WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;
WHEREAS, the Company has requested that the Existing Credit Agreement be amended in the manner set forth herein (as so amended, the “Amended Credit Agreement”); and
WHEREAS, the Lenders are willing to agree to this Fifth Amendment on the terms, and subject to the conditions, set forth herein.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations set forth herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1Defined terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the amended credit agreement.
Section 2    Amendments to the Existing Credit Agreement.

2.1	Amendments to Section 1.1. Section 1.1 is hereby amended by:
(a)    deleting and replacing, or adding, as applicable, the following terms in the appropriate alphabetical order:
“8point3 OpCo’: 8point3 Operating Company, LLC, a Delaware limited liability company.
‘8point3 Facility’: any one or more revolving credit facilities and/or term loan facilities under which 8point3 OpCo is a borrower.
‘Agents’: the collective reference to the Syndication Agent, the Documentation Agents, the Administrative Agent and the Arrangers.
‘Anti-Corruption Laws’: means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

‘Arrangers’: J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Bank USA, National Association and Credit Agricole Corporate and Investment Bank, in their capacity as joint lead arrangers and joint bookrunners hereunder.
‘Consolidated EBITDA’: for any period beginning with the fiscal quarter ended June 30, 2015, Consolidated Net Income of the Company and its Restricted Subsidiaries for such period plus, without duplication and to the extent deducted in the calculation of such Consolidated Net Income for such period, the sum of (a) income Tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary and non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business exceeding $1,000,000), (f) compensation expense attributable to the issuance or grant of Capital Stock of the Company and (g) any other non-cash expenses, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary and non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business exceeding $1,000,000), (iii) income Tax credits (to the extent not netted from income Tax expense) and (iv) any other non-cash income. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period (or thereafter, for purposes of determining the Consolidated Leverage Ratio as of any date by reference to Consolidated EBITDA for such Reference Period) the Company or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if at any time during such Reference Period (or thereafter, for purposes of determining the Consolidated Leverage Ratio as of any date by reference to Consolidated EBITDA for such Reference Period) the Company or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock (or similar equity interests) of a Person and (b) involves the payment of consideration by the Company and its Restricted Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock (or similar equity interests) of a Person and (b) yields consideration to the Company or any of its Restricted Subsidiaries in excess of $10,000,000.’
‘Consolidated Total Debt’:  at any date, the aggregate principal amount of all Indebtedness (excluding (i) Indebtedness of the type described in clause (f) of the definition of Indebtedness and Indebtedness of the type described in clauses (h) and (i) of the definition of Indebtedness to the extent such Indebtedness relates to Indebtedness of the type described in such clause (f), (ii) any Defeased Debt and (iii) Indebtedness incurred pursuant to Section 7.2(h) and associated with the

Lien on the Capital Stock of 8point3 OpCo (it being understood that the exclusion described in this clause (iii) will not apply to Indebtedness of 8point3 OpCo, if any, in the event 8point3 OpCo becomes a Restricted Subsidiary)) of the Company and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided that each Guarantee Obligation with respect to Indebtedness of an Unrestricted Subsidiary or another Person that is not a Group Member shall be included and valued at an amount equal to the maximum amount of obligations that may be covered by such Guarantee Obligation, unless such Guarantee Obligation is a Specified Guarantee Obligation, in which case such Guarantee Obligation shall be included and valued at an amount equal to the outstanding principal amount of Indebtedness guaranteed thereby at the date of determination (provided that, upon the occurrence and during the continuance of an event described in clause (a) of the definition of “Specified Guarantee Obligation” limiting the amount that can be collected under a Specified Guarantee Obligation, the valuation of such Specified Guarantee Obligation shall include the maximum amount estimated to be payable in respect thereof as described in clause (a) therein).
‘Documentation Agent’: means Citicorp North America, Inc. and Wells Fargo Bank, National Association, in their capacity as co-documentation agents hereunder.
‘Eligible Decreased EBITDA Period’: a period of up to two consecutive fiscal quarters, but to occur no more than once during any four consecutive fiscal quarters, where (A) Consolidated EBITDA is less than $400,000,000 and greater than or equal to $300,000,000 and (B) Liquidity Availability is greater than or equal to $750,000,000.
‘Eurocurrency Base Rate’: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rates) for deposits in Dollars, Euro, Yen or any Alternate Currency, as the case may be, for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 Page (or otherwise on such screen), the “Eurocurrency Base Rate” shall be determined by reference to such other comparable publicly available service for displaying Eurocurrency rates as may be reasonably selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits, Euro deposits, Yen deposits or the relevant Alternate Currency deposits, as applicable, at or about 11:00 A.M., Local Time, two Business Days prior to the beginning of such Interest Period in the relevant interbank market where its Eurocurrency and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein, provided that, in each case, that if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
‘Federal Funds Effective Rate’: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

‘Fifth Amendment’: means the Fifth Amendment to this Agreement dated as of June 3, 2015, among the Company, the Lenders party thereto and the Administrative Agent.
‘Fifth Amendment Effective Date’: is defined in Section 5 of the Fifth Amendment.
‘Governmental Authority’: any nation or government, any supranational government or body, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.
‘L/C Commitment’: an amount at any time equal to the lesser of (a) $500,000,000 plus fifty percent (50%) of the amount of any Revolving Commitment Increase and (b) the Total Revolving Commitments at such time.
‘Sanctions’: means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
‘Sanctioned Country’: means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
‘Sanctioned Person’: means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
‘Syndication Agent’: means Bank of America, N.A., HSBC Bank USA, National Association and Credit Agricole Corporate and Investment Bank, in their capacity as co-syndication agents hereunder.”

2.2	Amendment to Section 2.3. Section 2.3 is hereby amended by replacing the phrase “$750,000,000” with the phrase “$900,000,000”.

2.3	Amendment to Section 2.16. Section 2.16(b) is hereby amended by adding the following proviso to the end thereto:
“; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III shall be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted, issued or implemented.”

2.4	Amendment to Section 3.1. Section 3.1(a) is hereby amended by deleting the first sentence of such Section and replacing it with the following:
“Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Company or any Borrowing Subsidiary on any Business Day during the Tranche A Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment then in effect, (ii) 105% of the Dollar Equivalent of the L/C Obligations attributable to Letters of Credit denominated in Alternate Currencies would exceed the L/C Alternate Currency Sublimit then in effect,(iii) the sum of (x) 105% of the Dollar Equivalent of Letters of Credit denominated in Alternate Currencies plus (y) the Dollar Equivalent of the Revolving Extensions of Credit then outstanding other than Letters of Credit denominated in Alternate Currencies would exceed the Available Revolving Commitments or (iv) such Issuing Lender’s share of the L/C Commitment would exceed $300,000,000 or a lesser amount as agreed to in writing between such Issuing Lender and the Borrower.”

2.5	Amendment to Section 3.3(a). Section 3.3(a) is hereby amended by deleting the first sentence of such Section and replacing it with the following:
“Each Borrower will pay a fee in Dollars on the Dollar Equivalent of all outstanding Letters of Credit (including Letters of Credit denominated in Alternate Currencies) issued for its account at a per annum rate equal to (i) with respect to standby Letters of Credit, the Applicable Margin or (ii) with respect to performance Letters of Credit, two-thirds of the Applicable Margin, in each case, then in effect with respect to Eurocurrency Loans under the Revolving Loans, shared ratably among the Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date.”

2.6	Amendment to Section 4.20. Section 4.20 is hereby amended and restated in its entirety as follows:
“Anti-Corruption Laws and Sanctions. The Borrowers have implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their Subsidiaries and their respective officers and employees and to the knowledge of the Borrowers, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrowers, any Subsidiary or to the knowledge of the Borrowers or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers, any agent of the Borrowers or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.”

2.7	Amendment to Section 6. Section 6 is hereby amended by adding a new Section 6.11 thereto as follows:
“6.11    Compliance with Laws. Will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”

2.8	Amendment to Section 7.1(a). Section 7.1(a) is hereby amended to replace the phrase “2.00:1.00” with the phrase “2.50:1.00”.

2.9	Amendment to Section 7.1(b). Section 7.1(b) is hereby amended and restated in its entirety as follows:
“(b) Consolidated EBITDA. Either permit (i), as of the last day of any fiscal quarter (such day, a “Test Date”), Consolidated EBITDA for the period of four consecutive fiscal quarters then ending, commencing with the first full fiscal quarter ending after the Fifth Amendment Effective Date, to be less than $400,000,000 or (ii) if the Test Date occurs during an Eligible Decreased EBITDA Period, Consolidated EBITDA to be less than $300,000,000.

2.10	Amendment to Section 7.2. Section 7.2 is hereby amended by deleting Section 7.2(f) in its entirety and replacing it with the following:
“(f) Indebtedness of any Foreign Subsidiary that is a Restricted Subsidiary in an amount not to exceed $125,000,000 at any one time outstanding;”
Section 7.2 is hereby further amended by deleting Section 7.2(h) in its entirety and replacing it with the following:
“(h) Indebtedness constituting the pledge of Capital Stock of 8point3 OpCo by the Borrower or any Restricted Subsidiary to secure any 8point3 Facility;”

2.11	Amendment to Section 7.3. Section 7.3 is hereby amended by deleting Sections 7.3(u) and (v) in their entirety and replacing them with the following:
“(u) Liens in respect of any cash-secured letters of credit in an amount not to exceed $75,000,000 at any one time outstanding;
(v) other Liens not otherwise permitted by this Section 7.3 securing obligations in an aggregate amount for all Group Members, together with any Indebtedness of the Company secured by Liens permitted by Section 7.3(k), not exceeding $75,000,000 at any time outstanding; and
(w) Liens on the Capital Stock of 8point3 OpCo to secure Indebtedness and other obligations incurred under or related to any 8point3 Facility.”

2.12	Amendment to Section 7.4. Section 7.4(b) is hereby amended and restated in its entirety as follows:
“(b) any Person may be merged, consolidated or amalgamated with or into any Group Member in order to effect an acquisition (provided that if the Company is party to the merger, consolidation or amalgamation and the Company shall not be the continuing or surviving corporation, such surviving corporation shall be formed under the laws of the United States);

2.13	Amendment to Section 7.9. Section 7.9 is hereby amended and restated in its entirety as follows:
“Enter into any arrangement with any Person (other than another Group Member) providing for the leasing by any Group Member other than a Systems Subsidiary of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member (a “Sale and Leaseback”), other than (i) Sale and Leasebacks of real or personal property by a Group Member effected within 180 days after the date of the acquisition of such property if sold or transferred for a price equal or higher than the acquisition price paid by such Group Member and (ii) Sale and Leasebacks in amount not to exceed $25,000,000 at any one time outstanding.”

2.14	Amendment to Section 7. Section 7 is hereby amended by adding a new Section 7.15 thereto as follows:
“7.15    Unrestricted Subsidiaries. Permit the Unrestricted Subsidiaries to have, in the aggregate, both (a) Consolidated EBITDA (as if such Unrestricted Subsidiaries were Restricted Subsidiaries) as of the last day of the most recent four fiscal quarter period of the Borrower for which financial statements were required to be delivered pursuant to Section 6.1 of greater than 10% of the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries at such date and (b) Consolidated Net Tangible Assets (as if such Unrestricted Subsidiaries were Restricted Subsidiaries) as of the last day of the most recent fiscal quarter of the Borrower for which financial statements were required to be delivered pursuant to Section 6.1 of greater than 20% of the Consolidated Net Tangible Assets of the Borrower and the Restricted Subsidiaries at such date; provided that prior to the date on which the Compliance Certificate is required to be delivered with respect to any fiscal quarter, the Borrower may, in accordance with Section 6.10, designate one or more Unrestricted Subsidiaries as Restricted Subsidiaries, in which case, for purposes of this Section 7.15, such designation shall be deemed to have occurred (i) for purposes of clause (a) above, on the first day of the four fiscal quarter period referred to therein, and (ii) for purposes of clause (b) above, as of the last day of the fiscal quarter referred to therein.”

2.15	Amendment to Section 7. Section 7 is hereby amended by adding a new Section 7.16 thereto as follows:
“7.16    Use of Proceeds. Will not request any Loan or Letter of Credit, and the Borrowers shall not use, and shall procure that their Subsidiaries and their or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”

2.16	Amendment to Section 10.6(b)(i)(A). Section 10.6(b)(i)(A) is hereby amended and restated in its entirety to read as follows:
“(A) the Company (such consent not to be unreasonably withheld or delayed), provided that (1) no consent of the Company shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8(a) or (f) has occurred and is continuing, any other Person and (2) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof ; and”

2.17	Amendment to Section 10.6(b)(iv). Section 10.6(b)(iv) is hereby amended by adding the phrase “absent manifest error” immediately following the phrase “shall be conclusive”.

2.18	Amendment to Section 10.15. The first paragraph of Section 10.15 is hereby amended and restated in its entirety to read as follows:
“10.15    Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential the Information (as defined below); provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such Information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement or other derivatives (or any professional advisor to such counterparty), (c) on a confidential basis, to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding (after giving notice to the Company), (g) that has been publicly disclosed, (h) on a confidential basis, to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) if agreed by the Company in its sole discretion, to any other Person. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

2.19	Amendment to Exhibit B. Exhibit B to the Credit Agreement is hereby replaced with the Exhibit B attached hereto as Exhibit B.
Section 3    Conversion of Tranche B Revolving Commitments to Tranche A Revolving Commitments. Pursuant to Section 2.24 of the Amended Credit Agreement, the Company hereby elects, and the Tranche B Lenders hereby consent, to convert all of the Tranche B Revolving Commitments of the Tranche B Lenders into Tranche A Revolving Commitments of like amounts effective as of the Fifth Amendment Effective Date. This Section 3 constitutes written notice to the Administrative Agent in accordance with Section 2.24 of the Amended Credit Agreement.

Section 4    Assignment and Reallocations. Schedule 1.1A is hereby replaced with Schedule 1.1A attached to this Fifth Amendment. The Lenders have agreed among themselves, in consultation with the Company, to reallocate their respective Commitments and to, among other things, add each of Goldman Sachs Lending Partners LLC, Deutsche Bank AG New York Branch and BMO Harris Bank, N.A. as “Lender” under the Amended Credit Agreement (the “New Lenders”), each of Goldman Sachs International Bank and Credit Suisse AG, Cayman Islands Branch has decided to exit the Amended Credit Agreement as a Tranche A Lender (the “Tranche A Exiting Lenders”) and each of Royal Bank of Canada, Societe Generale and MUFG Union Bank, N.A. has decided to exit the Amended Credit Agreement as a Tranche B Lender (the “Tranche B Exiting Lenders” and, collectively with the Tranche A Exiting Lender, the “Exiting Lenders”). The Administrative Agent and the Company hereby consent to such reallocation and the Lenders’ and each Exiting Lender’s assignments of their Commitments, including assignments to the New Lenders. On the Fifth Amendment Effective Date and after giving effect to such reallocations, the Commitment of each Lender shall be as set forth on Schedule 1.1A attached to this Fifth Amendment which Schedule 1.1A supersedes and replaces the Schedule 1.1A to the Existing Credit Agreement. With respect to such reallocation, each Lender shall be deemed to have acquired the Commitment allocated to it from each of the other Lenders and the Exiting Lender pursuant to the terms of the Assignment and Assumption attached as Exhibit E to the Existing Credit Agreement as if each such Lender and Exiting Lender had executed an Assignment and Assumption with respect to such allocation. In connection with this Assignment and for purposes of this Assignment only, the Lenders, the New Lenders, the Exiting Lender, the Administrative Agent and the Borrower waive the processing and recordation fee under Section 10.6(b)(ii)(C).
Section 5    Conditions Precedent. This Fifth Amendment shall become effective at the time (the “Fifth Amendment Effective Date”) when each of the following conditions has been satisfied:

5.1	The Company, the Administrative Agent and Lenders shall have executed and delivered this Fifth Amendment.

5.2
The Administrative Agent and the Arrangers shall have received all fees required to be paid (including those payable for the account of the Lenders), and all expenses required to be paid for which invoices have been presented prior to the Fifth Amendment Effective Date.

5.3
The Administrative Agent shall have received from Cravath, Swaine & Moore LLP, counsel to the Loan Parties, a favorable legal opinion addressed to the Administrative Agent and the Lenders and dated the Fifth Amendment Effective Date, which opinion shall be substantially in the form of Exhibit A hereto.

5.4	The Company shall be in pro forma compliance with all financial covenants after giving effect to this Fifth Amendment.

5.5
After giving effect to this Fifth Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the Fifth Amendment Effective Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

5.6	The Company has taken all necessary action to authorize the execution, delivery and performance of this Fifth Amendment, this Fifth Amendment has been duly executed and delivered by the Company, and this Fifth Amendment is the legal, valid and, upon satisfaction of the conditions in Section 5 of this Fifth Amendment, binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights generally and by principles of equity.

5.7	At the time of and immediately after giving effect to this Fifth Amendment, no Default or Event of Default has occurred and is continuing.
Section 6    Reference to and Effect on the Loan Documents. Except as expressly amended hereby, all of the terms and provisions of the Existing Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any Loan Document in similar or different circumstances.
Section 7    Counterparts. This Fifth Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Company, the Administrative Agent and the Lenders. This Fifth Amendment may be executed by one or more of the parties to this Fifth Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Fifth Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Fifth Amendment signed by all the parties shall be lodged with the Company and the Administrative Agent.
Section 8    Governing Law. THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTIONS 10.12 AND 10.16 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.
Section 9    Loan Document and Integration. This Fifth Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
[Signature Pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

FIRST SOLAR, INC., as Borrower

By: /s/ Mark Widmar
Name: Mark Widmar
Title: CFO

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By: /s/ Gregory T. Martin
Name: Gregory T. Martin
Title: Executive Director

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

BANK OF AMERICA, N.A.,

By: /s/ Donald Schulke
Name: Donald Schulke
Title: Senior Vice-President

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION,

By: /s/ Steven F. Larsen
Name: Steven F. Larsen
Title: Vice President

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

By: /s/ Kaye Ea
Name: Kaye Ea
Title: Managing Director

By: /s/ Juliette Cohen
Name: Juliette Cohen
Title: Managing Director

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

CITICORP NORTH AMERICA, INC.,

By: /s/ Carl Cho
Name: Carl Cho
Title: Vice President

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By: /s/ Andrea Henderson
Name: Andrea Henderson
Title: Relationship Manager

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

MORGAN STANLEY BANK, N.A.,

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

BMO HARRIS BANK, N.A.,

By: /s/ Matthew Freeman
Name: Matthew Freeman
Title: Director

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,

By: /s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

By: /s/ Michael Shannon
Name: Michael Shannon
Title: Vice President

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

MIZUHO BANK, LTD.,

By: /s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC,

By: /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, solely for purposes of Section 4 as an Exiting Lender

By: /s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By: /s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

MUFG UNION BANK, N.A., solely for purposes of Section 4 as an Exiting Lender

By: /s/ Jay Chang
Name: Jay Chang
Title: Director

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

ROYAL BANK OF CANADA, solely for purposes of Section 4 as an Exiting Lender

By: /s/ Frank Lambrinos
Name: Frank Lambrinos
Title: Authorized Signatory

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

SOCIÉTÉ GÉNÉRALE, solely for purposes of Section 4 as an Exiting Lender

By: /s/ Yao Wang
Name: Yao Wang
Title: Director

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

GOLDMAN SACHS INTERNATIONAL BANK, solely for purposes of Section 4 as an Exiting Lender

By: /s/ Eugene Leouzon
Name: Eugene Leouzon
Title: Authorized Signatory

[Signature Page to Fifth Amendment to First Solar Credit Agreement]

Exhibit A
[Attached Opinion]

Exhibit A

Exhibit B
[see attached]

Exhibit B

SCHEDULE 1.1A

Revolving Commitments

TRANCHE A		TRANCHE B
Lender	Commitment	Lender	Commitment
JPMorgan Chase Bank, N.A.	$75,000,000	None	None
Bank of America, N.A.	$75,000,000
HSBC Bank USA, National Association	$75,000,000
Credit Agricole Corporate and Investment Bank	$75,000,000
Citicorp North America, Inc.	$70,000,000
Wells Fargo Bank, National Association	$70,000,000
Morgan Stanley Bank, N.A.	$60,000,000
BMO Harris Bank, N.A.	$60,000,000
Deutsche Bank AG New York Branch	$50,000,000
Mizuho Bank, LTD.	$50,000,000
Goldman Sachs Lending Partners LLC	$40,000,000
Total:	$700,000,000	Total:	$0

Schedule 1.1A